Exhibit 99.1

NYSE GROUP AND EURONEXT N.V. AGREE TO A MERGER OF EQUALS

Combination Will Create The First Global Exchange
—Joint Press/Analyst Conference Scheduled in Paris, Friday, June 2, 2006—

New York and Paris, June 1, 2006 —NYSE Group, Inc. (NYSE: NYX) and Euronext N.V. announced today that they have signed an agreement to combine the leading U.S. and pan-European securities trading exchanges in a merger of equals. This new group, to be named NYSE Euronext, will globally redefine the marketplace for trading cash and derivatives securities, producing significant benefits for shareholders, issuers and users.

The strategic partnership creates the world’s largest and most liquid securities marketplace with a combined market capitalisation of around €15 billion / $20 billion. With global market leadership positions across cash equities, derivatives, market data and technology, NYSE Euronext will be the world’s most liquid marketplace, with average daily trading value of approximately €80 billion / $100 billion, and the world’s premier listing venue, with total market capitalisation of listed companies of €21,000 billion / $27 trillion.

NYSE Euronext will be a U.S. holding company, the shares of which will be listed on the NYSE, trading in U.S. dollars, and on Euronext Paris, trading in Euros. Its U.S. headquarters will be located in New York, and its international headquarters in Paris and Amsterdam (which will be the centres of operations for its international activities), with London as the centre for its derivatives business.

Under the terms of the agreement, each share of NYSE will be converted into one share of NYSE Euronext common stock. Euronext shareholders will be offered the right to exchange each of their shares for 0.980 shares of NYSE Euronext stock and €21.32 in cash and will be able to elect to receive all shares or all cash through a “mix and match” procedure, subject to proration. Euronext will also pay its previously announced extraordinary distribution of €3 per share.

Both parties believe the merger will create substantial value for all stakeholders through the realisation of pre-tax annual cost and revenue synergies estimated at €295 million / $375 million. Of this amount, approximately €195 million / $250 million result from the overall rationalisation of the combined group’s IT systems and platforms. Based on Atos Euronext Market Solutions’ leading technology and the management team’s proven integration track record, over the next three years, NYSE Euronext’s three cash trading systems and three derivatives trading systems will be migrated to a single global cash and a single global derivatives platform. In addition, 10 data centres (six in the U.S. and four in Europe) will be reduced to four globally-linked data centres (two in the US, two in Europe), and four networks will be reduced to one. These technology savings are incremental to the previously announced technology savings expected from the NYSE/Archipelago transaction. Furthermore, NYSE Euronext’s market leadership position in cash equities, listings and derivatives creates opportunities to expand the combined revenue base by an estimated  €80 million / $100 million over a three-year period. NYSE Euronext will leverage the world’s most recognized exchange brands to create new products with global reach, increase its share of international listings and materially strengthen its competitive position in the U.S. equity derivatives market, the largest such market in the world.

NYSE Euronext will have a balanced management team and organization. The Chairman of NYSE Euronext’s single-tier Board of Directors will be Jan Michiel Hessels, Euronext’s current Supervisory Board Chairman, and Marshall N. Carter, NYSE’s current Chairman, will become Deputy Chairman. John A. Thain, NYSE’s current Chief Executive Officer will be Chief Executive Officer of NYSE Euronext and Jean-François Théodore, Euronext’s current Chief Executive Officer, will be Deputy CEO and Head of International Operations of the combined company. Messrs. Théodore and Thain will also join the Board of NYSE Euronext. The Board of Directors of the combined company will be initially comprised of 20 directors, 11 directors designated by NYSE and 9 directors by Euronext. The balanced governance structure will be incorporated in the NYSE Euronext by-laws. Changes to these provisions and certain key strategic decisions may only be taken by supermajority vote. The executive committee will be drawn equally from each of NYSE and Euronext.

Each of NYSE Euronext’s markets will continue to be regulated in accordance with local requirements. Specifically, NYSE Euronext’s European markets will continue to be regulated by their existing regulators, and the SEC will continue to regulate the U.S. markets.

The NYSE Euronext exchange offer for Euronext shares is expected to be launched within 6 months, following the satisfaction of certain conditions, including receipt of regulatory approvals and NYSE and Euronext shareholder approval. The parties are confident that the transaction raises no competition issues.

Jan Michiel Hessels, Chairman of the Supervisory Board of Euronext said: “The Supervisory and Management Boards of Euronext have been through an extensive process of identifying the best consolidation opportunity for our shareholders, issuers, and users, and we strongly believe NYSE is the best partner. This merger of equals, based on a balanced governance structure, will deliver significant shareholder value from substantial, quantified and deliverable synergies, and will allow Euronext to play a full role in reshaping the global capital market.”

Marshall N. Carter, Chairman, NYSE Group, said: “My colleagues on the NYSE Group Board of Directors and I are extremely pleased with the combination agreement announced today and extremely excited by the prospects of this transformational deal. This transaction will produce significant synergies and outstanding value and growth opportunities, and we look forward to working toward its completion.”

Jean-François Théodore, CEO of Euronext, commented:  “Combining NYSE’s global brand and leading cash marketplace with Euronext’s international, cross-border, and diversified product range, technology and integration skills is the winning global platform for growth. Moreover, this partnership will allow the successful Euronext model to be extended further across the Eurozone and is the best way to create a competitive European capital market.”

John A. Thain, Chief Executive Officer, NYSE Group, added:  “This is an important development in the history of the NYSE, Euronext and the global capital markets. A partnership with Euronext fulfills our shared vision of building a truly global marketplace with great breadth of product and geographic reach that will benefit all investors, issuers, and our shareholders and stakeholders.”

Citigroup Corporate and Investment Banking is acting as financial advisor to NYSE Group.
In the transaction with NYSE, ABN Amro and Morgan Stanley are acting as lead advisors of Euronext. BNP Paribas and UBS Limited are acting as co-lead.

Joint Press/Analyst Conference Scheduled in Paris, Friday, June 2, 2006
2:30pm (Paris) /  8:30am (New York),
Location:  Palais Brongniart, Place de la Bourse, 75002 Paris;
Entrance: rue Notre Dame des Victoires

Euronext N.V. and NYSE Group, Inc. officials will conduct a joint press/analyst conference on Friday, June 2, 2006 in Paris at 2:30pm (Paris) / 8:30am (New York). Press and analysts are invited to attend; a live webcast of the conference call and phone dial-in (listen only) will be available. A presentation that will be referenced during the call will also be posted to the website shortly before the call begins. Those wishing to listen to the live conference via telephone should dial-in at least 10 minutes before the call begins.

Live Global Telephone Dial-in Information (toll free):
Live Dial-in: +33 (0)1 72 72 01 12
Replay Dial-in: +33 (0)1 72 28 01 49 / Code 181955#

Live Webcast Information

To view the video webcast of the press/analyst conference, please visit:  http://www.nyse.com/ir

Live Satellite Feed

•                  Domestic US NTSC - Galaxy  3C - Transponder 3 - Downlink frequency : 3760 Horizontal

•                  Latin America NTSC - Pan Amsat 9 - Transponder 10c  — MCPC CH 6 SA FEC 7/8   SR 27.69 Network ID 5002 Virtual Channel 6 DL Freq: 3880.0 Horizontal

•                  NE Asia / Australia NTSC - Pan Amsat 8 - Transponder 17c - Slot A  SA FEC 2/3   SR 6.62  DL Freq: 4026.5 Vertical

•                  SE Asia / Australia NTSC - Pan Amsat 2 - Transponder 12c - Slot C  SA FEC 2/3   SR 6.62  DL Freq: 4035.5 Horizontal

•                  Russia, Middle East, Africa NTSC - Pan Amsat 10 - Transponder 16c- Slot B NDS FEC 3/4   SR 6.1113 DL Freq: 3903.5 Vertical

•                  Europe PAL - Pan Amsat 9 - Transponder 10c- MCPC CH 7 SA FEC 7/8   SR 27.69 Network ID 5002 Virtual Channel 7 DL Freq: 3880.0 Horizontal

•                  India PAL - Pan Amsat 12 - Transponder 08k- Slot B  NDS FEC 3/4   SR 6.1113  DL Freq: 11539.5 Vertical

NYSE Group Contacts	Euronext N.V. Contacts
Press: Rich Adamonis, 212-656-2140	Press: Antoinette Darpy, +33 1 49 27 53 75
radamonis@nyse.com	a.darpy@euronext.com
Investors: Gary Stein, 212-656-2183	Investors: Renata Schmidt +33 1 49 27 14 94
gstein@nyse.com	r.schmidt@euronext.com

•                  Brunswick (Press Enquiries)           +44 20 7404 5959

•                  Kevin Byram                         +44 7974 982 352

•                  Andrew Garfield                   +44 7974 982 337

•                  Kekst and Co., Inc.                              212-521-4834

•                  Larry Rand

•                  Tulchan Communications +44 207 353 4200

•                  Andrew Grant

About Euronext N.V.
Euronext N.V. is the first genuinely cross-border exchange organization in Europe. It provides services for regulated stock and derivatives markets in Belgium, France, the Netherlands and Portugal, as well as in the UK (derivatives only). It is Europe’s leading stock exchange based on trading volumes on the central order book.

Euronext is integrating its markets across Europe to provide users with a single market that is very broad, highly liquid and extremely cost-effective. In 2004, it completed a four-year project in which it migrated its markets to harmonized IT platforms for cash trading (NSC), derivatives (LIFFE CONNECT®) and clearing. Euronext’s development and integration model generates synergies by incorporating the individual strengths and assets of each local market, proving that the most successful way to merge European exchanges is to apply global vision at a local level.

Euronext provides financial market participants with a comprehensive range of integrated services to meet their needs. These services range from facilitating public offerings and providing trading facilities for cash and derivatives products to supplying market data. Euronext’s users also benefit from clearing services provided by LCH.Clearnet, and settlement and custody through local CSDs (central securities depositories), Group subsidiary in Portugal, and its partnership with Euroclear. The sale of software and IT solutions complete Euronext’s range of services.

Euronext’s customers include:

•                  members and financial institutions that have direct access to trading on its markets;

•                  companies whose securities are listed on its markets, enabling them to raise capital;

•                  institutional and retail investors who trade on Euronext’s markets;

•                  other organizations that use Euronext’s technologies and services;

•                  users of financial information.

Euronext has diversified sources of revenues, which protect it against fluctuations in the financial markets. Developments such as the acquisition of LIFFE (the London-based derivatives market) in 2002 and the merger of Euronext’s subsidiary Clearnet with the London Clearing House in 2003 have made the Group’s derivatives markets and European clearing activities more efficient, providing benefits for the entire European financial community.

About NYSE Group, Inc.
NYSE Group, Inc. (NYSE:NYX) operates two securities exchanges: the New York Stock Exchange (the “NYSE”) and NYSE Arca (formerly known as the Archipelago Exchange, or ArcaEx®, and the Pacific Exchange).  NYSE Group is a leading provider of securities listing, trading and market data products and services. The NYSE is the world’s largest and most liquid cash equities exchange. The NYSE provides a reliable, orderly, liquid and efficient marketplace where investors buy and sell listed companies’ common stock and other securities. Our listed operating companies represent a total global market capitalization of over $22.9 trillion. In the first quarter 2006, on an average trading day, over 1.7 billion shares, valued at over $65 billion, were traded on the NYSE.

NYSE Arca operates the first open, all-electronic stock exchange in the United States and has a leading position in trading exchange-traded funds and exchange-listed securities. NYSE Arca is also an exchange for trading equity options. NYSE Arca’s trading platform links traders to multiple U.S. market centers and provide customers with fast electronic execution and open, direct and anonymous market access.

NYSE Regulation, an independent not-for-profit subsidiary, regulates member organizations through the enforcement of marketplace rules and federal securities laws. NYSE Regulation also ensures that companies listed on the NYSE and NYSE Arca meet their financial and corporate governance listing standards.

For more information on NYSE Group, go to:  www.nyse.com. Information contained on our website does not constitute a part of the prospectus relating to the proposed offering.

Cautionary Note Regarding Forward-Looking Statements
Information set forth in this filing contains forward-looking statements, which involve a number of risks and uncertainties. Euronext and the NYSE Group caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving NYSE Group and Euronext, including estimated revenue and cost synergies, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Additional risks and factors are identified in NYSE Group’s filings with the U.S. Securities Exchange Commission (the “SEC”), including its Report on Form 10-K for the fiscal year ending December 31, 2005 which is available on NYSE Group’s website at http://www.nyse.com and the SEC’s website at SEC’s Web site at www.sec.gov. and in Euronext’s filings with the Autoriteit Financiële Markten (Authority for the Financial Markets) in The Netherlands, including its annual report and registration document for 2005, which is available on Euronext’s website at http://www.euronext.com. The parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Not an Offer
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations.

Additional Information About this Transaction
In connection with the proposed business combination transaction, Euronext and the NYSE Group expect that a newly formed holding company will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of NYSE Group that also constitutes a prospectus of the newly formed holding company.  NYSE Group will mail the proxy statement/prospectus to its stockholders and the prospectus will be mailed to Euronext shareholders.

Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed business combination transaction if and when it becomes available because it will contain important information.

You may obtain a free copy of the proxy statement/prospectus (if and when available) and other related documents filed by NYSE Group and the newly formed holding company with the SEC at the SEC’s Web site at www.sec.gov.  The proxy statement/prospectus (if and when it becomes available) and the other documents may also be obtained for free by accessing NYSE Group’s Web site at http://www.nyse.com and Euronext’s website at http://www.euronext.com.

NYSE Group and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Group stockholders in respect of the proposed business combination transaction.  You can find information about NYSE Group’s executive officers and directors in NYSE Group’s definitive proxy statement filed with the SEC on April 11, 2006. You can obtain free copies of these documents and of the proxy statement prospectus (when it becomes available) from NYSE Group by contacting its investor relations department. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.